EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-109261 and No. 333-32819 of LOGIC Devices Incorporated on Form S-8 and Registration Statement No. 333-16591 of LOGIC Devices Incorporated on Form S-3 of our report, dated December 16, 2005, appearing in this Annual Report on Form 10-K of LOGIC Devices Incorporated, for the years ended September 30, 2005 and 2004, and September 28, 2003.

/s/ Perry-Smith LLP

Sacramento, California

December 22, 2005